EXHIBIT 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Owens Realty Mortgage, Inc., a corporation organized under the laws of the state of Maryland (the “Company”), hereby constitute and appoint William C. Owens and Bryan H. Draper and each of them (with full power to each of them to act alone), his true and lawful attorneys in fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.

Dated: March 16, 2015 Dated: March 16, 2015
OWENS REALTY MORTGAGE, INC.

/s/ William C. Owens
William C. Owens
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

/s/ William C. Owens
William C. Owens
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

Dated: March 16, 2015	/s/ Bryan H. Draper Bryan H. Draper Director, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
Dated: March 16, 2015	/s/ Dennis G. Schmal Dennis G. Schmal Director
Dated: March 16, 2015	/s/ M. Lyman Bates, Jr. M. Lyman Bates, Jr. Director